                                                                     EXHIBIT 3.2
                                                                     -----------

                                 IMAGEMAX, INC.

                          AMENDED AND RESTATED BYLAWS

                             ARTICLE 1      OFFICES

    Section 1.1.    Registered Office. The registered office of ImageMax, Inc.
                    -----------------
(the "Corporation") in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation as they may from time to time be amended (the "Articles") or at such other place as the Board of Directors of the Corporation (the "Board") may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

    Section 1.2.    Other Offices. The Corporation may also have an office or
                    -------------
offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires.

          ARTICLE 2    MEETINGS OF THE SHAREHOLDERS

    Section 2.1.    Place. All meetings of the shareholders shall be held at
                    -----
such places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine.

    Section 2.2.    Annual Meeting. A meeting of the shareholders for the
                    --------------
election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on such date as the Board shall determine. If the annual meeting is not called and held within six (6) months after the designated time for such meeting, any shareholder may call the meeting at any time after the expiration of such six-month period.

    Section 2.3.    Written Ballot. Unless required by a vote of the
                    --------------
shareholders before the voting begins, elections of directors need not be by written ballot.

    Section 2.4.    Special Meetings. Special meetings of the shareholders, for
                    ----------------
any purpose or purposes, may be called at any time by the President of the Corporation, by shareholders entitled to cast at least 50% of the votes that all shareholders are entitled to cast at the particular meeting, or by the Board, upon written request delivered to the Secretary of the Corporation. In addition, an "interested shareholder" (as defined in section 2553 of the Pennsylvania Business Corporation Law of 1988, as it may from time to time be amended (the "1988 BCL")) may, upon written request delivered to the Secretary of the Corporation, call a special meeting for the purpose of approving a business combination under either subsection (3) or (4) of section 2553 of the 1988 BCL. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.6 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty (60) days after receipt of the request. If the Secretary of the Corporation shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

    Section 2.5.    Scope of Special Meetings. Business transacted at any
                    -------------------------
special meeting shall be confined to the business stated in the notice.

    Section 2.6.    Notice. Written notice of every meeting of the shareholders,
                    ------
stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given in a manner consistent with the provisions of Section
12.4 of these Bylaws at the direction of the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least ten (10) days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the 1988 BCL, or five (5) days prior to the day named for the meeting in any other case (except as provided in Section 1707 of the 1988 BCL), to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with
Section 8.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the tenth (10th) day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting, at such address (or telex, TWX, facsimile or telephone number), as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders shall state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

    Section 2.7.    Quorum. The shareholders present in person or by proxy,
                    ------
entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.8 of these Bylaws, adjourn the meeting to such time and place as they may determine.

    Section 2.8.    Adjournment. Any meeting of the shareholders, including one
                    -----------
at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Other than as provided in the last sentence of Section 2.6 of these Bylaws, notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the 1988 BCL requires notice of the business to be transacted and such notice has not previously been given. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

    Those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (a) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum and (b) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have complied with the last sentence of Section
2.6 of these Bylaws.

    Section 2.9.    Majority Voting. Any matter brought before a duly organized
                    ---------------
meeting for a vote of the shareholders shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter.

    Section 2.10.   Rights. Except as otherwise provided in the Articles, at
                    ------
every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, and controlled by the Board, directly or indirectly, shall not be voted.

    Section 2.11.   Proxies. Every shareholder entitled to vote at a meeting of
                    -------
the shareholders or to express consent or dissent to corporate action in writing may authorize another person to act for him or her by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the 1988 BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

    Section 2.12.   Voting Lists. The officer or agent having charge of the
                    ------------
transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the Corporation has five thousand (5,000) or more shareholders, it may make such information available at the meeting by any other means.

    Section 2.13.   Judges of Election. In advance of any meeting of the
                    ------------------
shareholders, the Board may appoint judges of election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the 1988 BCL, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3), as determined by the Board to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

    Section 2.14.   Participation by Conference Telephone. The right of any
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shareholder to participate in any shareholders' meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which event all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board.

    Section 2.15.   Business at Meetings of Shareholders. Except as otherwise
                    ------------------------------------
provided by law or in these Bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be conducted at any meeting of the shareholders shall be appropriate for consideration at a meeting of shareholders and shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board or the presiding officer of the meeting, or (c) have been specified in a written notice (a "Shareholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Corporation, addressed to the attention of the Chief Executive Officer at the principal executive offices of the Corporation in accordance with the time periods set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions thereto. Each Shareholder Meeting Notice shall set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Corporation otherwise than as provision in this Section
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2.15. Notwithstanding anything to the contrary herein, the business set forth in a Shareholder Meeting Notice may be precluded from consideration at a meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act.

               ARTICLE 3   SHAREHOLDER ACTION BY WRITTEN CONSENT

    Section 3.1.    Unanimous Written Consent. Any action required or permitted
                    -------------------------
to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

    Section 3.2.    Record Date - Consents. Except as otherwise provided in
                    ----------------------
Section 8.1 of these Bylaws, the record date for determining shareholders entitled to (a) express consent or dissent to action in writing without a meeting, when prior action by the Board is not necessary, (b) call a special meeting of the shareholders, or (c) propose an amendment of the Articles, shall be at the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the Articles is filed with the Secretary of the Corporation. If prior action by the Board is necessary, the record date for determining such shareholders shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

                            ARTICLE 4    DIRECTORS

    Section 4.1.    Number and Qualifications. The Board shall consist of one or
                    -------------------------
more directors as determined from time to time by the Board. Except as provided in Section 4.4 of these Bylaws in the case of vacancies, directors shall be elected by the shareholders. Directors shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation.

    Section 4.2.    Term. The Directors shall be classified, in respect of the
                    ----
time for which they shall severally hold office, into three (3) classes which shall be as nearly equal in number as possible and shall consist of:

        (i) Class I directors who thereafter shall serve until the 1998 annual meeting of shareholders and until their successors are duly elected and qualified and thereafter shall be elected to a three-year term;

        (ii) Class II directors who shall serve until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified and thereafter shall be elected to a three-year term; and

        (iii) Class III directors who shall serve until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified and thereafter shall be elected to a three-year term.

    Section 4.3.    Nominations of Directors. Nominees for election to the Board
                    ------------------------
shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to Section 4.11 of these Bylaws. However, any shareholder entitled to vote in the election of directors generally may nominate one (1) or more persons for election as a director at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Corporation at, the principal executive offices of the Corporation addressed to the attention of the Chief Executive Officer in accordance with the time periods set forth in Rule 14a-8 under the Exchange Act or any successor provisions thereto. Each such notice shall set forth: (a) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five (5) years of each nominee; and (d) the written consent for each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure. Only persons duly nominated for election to the Board in accordance with this Section 4.3 shall be eligible for election to the Board.

    Section 4.4.    Vacancies. Vacancies in the Board, including vacancies
                    ---------
resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and each person so elected shall serve as a director until the next selection of the class for which such director has been chosen and until his or her successor has been selected and qualified. If one or more directors resign from the Board effective at a future date, then the directors then in office, including those who have resigned, shall have the power to fill the vacancies by a majority vote, the vote thereon to take effect when the resignations become effective.

    Section 4.5.    Powers. The business and affairs of the Corporation shall be
                    ------
managed under the direction of its Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

    Section 4.6.    Place of Board Meetings. Meetings of the Board may be held
                    -----------------------
at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

    Section 4.7.    First Meeting of Newly Elected Board. The first meeting of
                    ------------------------------------
each newly elected Board may be held at the same place and immediately after the meeting at which such directors were elected and no notice shall be required other than announcement at such meeting. If such first meeting of the newly elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 4.9 of these Bylaws with respect to notice of regular meetings of the Board.

    Section 4.8.    Regular Board Meetings; Notice. Regular meetings of the
                    ------------------------------
Board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. The Secretary may, but need not, provide notice of each regular meeting of the Board, specifying the date, place and hour of the meeting in a manner consistent with Section 12.4 of these Bylaws at least 24 hours before the meeting if given personally or by telephone, telex, TWX (with answerback received) or by telecopier, at least 48 hours before the meeting if given by telegram (with messenger service specified), express mail (with postage prepaid) or courier service (charges prepaid), and at least five
(5) days before the meeting if given by first class mail (with postage prepaid).

    Section 4.9.    Special Board Meetings; Notice. Special meetings of the
                    ------------------------------
Board may be called by the Chairman of the Board of Directors or the President of the Corporation on notice to each director, specifying the purpose, date, place and hour of the meeting and given within the same time and in the same manner provided for notice of regular meetings in Section 4.8 of these Bylaws. Special meetings shall be called by the Secretary of the Corporation in like manner and on like notice on the written request of two directors.

    Section 4.10.   Quorum of the Board. At all meetings of the Board, the
                    -------------------
presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, then the directors present thereat shall adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

    Section 4.11.   Committees of Directors. The Board may, by resolution
                    -----------------------
adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (a) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (b) create or fill vacancies on the Board, (c) amend or repeal these Bylaws or adopt new bylaws, (d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (e) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (f) amend the Articles, or (g) adopt a plan or an agreement of merger or consolidation, share exchange, asset sale or division. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board.

    Section 4.12.   Participation in Board Meetings by Conference Telephone. One
                    -------------------------------------------------------
or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

    Section 4.13.   Action by Consent of Directors. Any action required or
                    ------------------------------
permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

    Section 4.14.   Compensation of Directors. The Board may, by resolution, fix
                    -------------------------
the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.

    Section 4.15.   Directors' Liability. No person who is or was a director of
                    --------------------
the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action, unless (a) such director has breached or failed to perform the duties of his or her office under the 1988 BCL and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes pursuant to local, state or federal law.

    Section 4.16.   Removal of Directors. One or more or all the directors may
                    --------------------
be removed only for cause by the shareholders by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors.

                             ARTICLE 5    OFFICERS

    Section 5.1.    Principal Officers. The officers of the Corporation shall be
                    ------------------
chosen by the Board, and shall include a President, one or more Vice Presidents, a Secretary and a Treasurer (collectively, the "Principal Officers"). The President, all Vice-Presidents and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

    Section 5.2.    Electing Principal Officers. The Board, immediately after
                    ---------------------------
each annual meeting of the shareholders, shall elect the Principal Officers of the Corporation, none of whom need be members of the Board.

    Section 5.3.    Other Officers. The Corporation may have such other
                    --------------
officers, assistant officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any Principal Officer the power to appoint or remove, and set the compensation of, any such other officers and any such agents or employees.

    Section 5.4.    Compensation. Except as provided in Section 5.3 of these
                    ------------
Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.

    Section 5.5.    Term of Office; Removal. Each officer of the Corporation
                    -----------------------
shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal. Vacancies of any office shall be filled by the Board. Any officer or agent may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

    Section 5.6.    The President. The President shall have general supervision
                    -------------
over the business and operations of the Corporation, subject, however, to the control of the Chief Executive Officer and the Board. The President shall, in general, perform all duties incident to the office of President, and such other duties as from time to time may be assigned by the Chief Executive Officer and the Board and, if the Chairman of the Board is the Chief Executive Officer, the Chairman of the Board.

    Section 5.6A.   The Chief Executive Officer. The Chief Executive Officer
                    ---------------------------
shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board. The Chief Executive Officer shall, in general, perform all duties incident to the office of Chief Executive Officer, and such other duties from time to time may be assigned by the Board and, if the Chairman of the Board is the Chief Executive Officer, the Chairman of the Board.

    Section 5.6B.   The Chief Operating Officer. The Chief Operating Officer
                    ---------------------------
shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to him or her by the Board or by the President.

    Section 5.7.    The Vice-Presidents. The Vice-President or Vice-Presidents,
                    -------------------
in the order designated by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe or the President may delegate to them.

    Section 5.8.    The Secretary. The Secretary shall attend all sessions of
                    -------------
the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. He or she shall keep in safe custody the corporate seal, if any, of the Corporation.

    Section 5.9.    The Treasurer.
                    -------------

                    (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board.

                    (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer.

    Section 5.10.   Bonds. If required by the Board, any officer shall give the
                    -----
Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                     ARTICLE 6    CERTIFICATES FOR SHARES

    Section 6.1.    Share Certificates. The certificates representing shares of
                    ------------------
the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each.

          The certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of more than one class or series, each certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

    Section 6.2.    Execution of Certificates. Every share certificate shall be
                    -------------------------
executed, by facsimile or otherwise, by or on behalf of the Corporation, by the President, by the Chief Executive Officer, by the Chief Operating Officer, by any Vice-President, or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

                       ARTICLE 7      TRANSFER OF SHARES

    Section 7.1.    Transfer; Duty of Inquiry. Upon presentment to the
                    -------------------------
Corporation or its transfer agent of a share certificate endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the Corporation, unless either (a) the Corporation or its transfer agent has received a demand from an appropriate person to make an endorsement on such certificate that the Corporation or its transfer agent not register transfer; or (b) the Corporation or its transfer agent has been served with a restraining order, injunction or other process from a court of competent jurisdiction enjoining it from registering the transfer. Any demand to the Corporation or its transfer agent not to register transfer shall identify the registered owner and the issue of which the share or shares are a part and provide an address for communications directed to the person making the demand. No demand described in Section 7.1(a) above shall be effective unless it is received by the Corporation or its transfer agent at a time and in a manner affording the Corporation or its transfer agent a reasonable opportunity to act on it.

    Section 7.2.    Request to Register Transfer After Demand. If a share
                    -----------------------------------------
certificate is presented to the Corporation or its transfer agent with a request to register transfer after a demand that the Corporation or its transfer agent not register transfer of such certificate has become effective pursuant to
Section 7.1 of these Bylaws, then the Corporation or its transfer agent shall promptly communicate to each of the person who initiated the demand and the person who presented the certificate for registration of transfer a notification stating that: (a) the certificate has been presented for registration of transfer; (b) a demand that the Corporation or its transfer agent not register transfer of such certificate had previously been received; and (c) the Corporation or its transfer agent will withhold registration of transfer of such certificate for a period of thirty (30) days (or such shorter period of time as stated in the notification that is not manifestly unreasonable) from the date of the notification in order to provide the person who initiated the demand an opportunity to obtain legal process or an indemnity bond.

    Section 7.3.    Limitation of Liability. Neither the Corporation nor its
                    -----------------------
transfer agent shall be liable to a person who initiated a demand that the Corporation or its transfer agent not register transfer for any loss the person suffers as a result of registration of transfer if the person who initiated demand does not, within the time stated in the notification described in Section
7.2 of these Bylaws, either (a) obtain an appropriate restraining order, injunction or other process from a court of competent jurisdiction enjoining the Corporation or its transfer agent from registering the transfer, or (b) file with the Corporation or its transfer agent an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by refusing to register the transfer.


              ARTICLE 8    RECORD DATE; IDENTITY OF SHAREHOLDERS

    Section 8.1.    Record Date. The Board may fix a time, prior to the date of
                    -----------
any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Except as otherwise provided in Section
8.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

    Section 8.2.    Certification of Nominee. The Board may adopt a procedure
                    ------------------------
whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify (a) the classification of shareholder who may certify, (b) the purpose or purposes for which the certification may be made, (c) the form of certification and the information to be contained therein,
(d) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary of the Corporation, and (e) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the persons making the certification.

                     ARTICLE 9      REGISTERED SHAREHOLDERS

    Section 9.1. Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section 8.2 of these Bylaws.

                        ARTICLE 10     LOST CERTIFICATES

    Section 10.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

                          ARTICLE 11     DISTRIBUTIONS

    Section 11.1.   Distributions. Distributions upon the shares of the
                    -------------
Corporation, whether by dividend, purchase or redemption or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

    Section 11.2.   Reserves. Before the making of any distributions, there may
                    --------
be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

    Section 11.3.   Stock Dividends/Splits. Stock dividends or splits upon the
                    ----------------------
shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.

                       ARTICLE 12     GENERAL PROVISIONS

    Section 12.1.   Checks and Notes. All checks or demands for money and notes
                    ----------------
of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

    Section 12.2.   Fiscal Year. The fiscal year of the Corporation shall be the
                    -----------
calendar year, unless otherwise determined by the Board of Directors.

    Section 12.3.   Seal. The corporate seal, if any, shall have inscribed
                    ----
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

    Section 12.4.   Notices. Whenever, under the provisions of the 1988 BCL or
                    -------
of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or facsimile transmission, to his or her address, (or to his or her telex, TWX or facsimile number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or TWX shall be deemed to have been given when dispatched.

          If mailed at least twenty (20) days prior to the meeting or corporate action to be taken, then notice may be sent by any class of post paid mail (including bulk mail).

    Section 12.5.   Waiver of Notice. Whenever any notice is required to be
                    ----------------
given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

                           ARTICLE 13     AMENDMENTS

    Section 13.1.   Amendments. The Bylaws may be adopted, amended or repealed
                    ----------
by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened or, except for a bylaw on a subject expressly committed to the shareholders by the 1988 BCL, by a majority vote of the members of the Board at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the directors; however, when the Bylaws require for the taking of any action by the shareholders or a class of shareholders a specific number of percentage of votes, the provision of the Bylaws setting forth that requirement shall not be amended or repealed by any lesser number or percentage of votes of the shareholders or of the class of shareholders. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                         ARTICLE 14     INDEMNIFICATION

    Section 14.1.   Officers and Directors - Direct Actions. The Corporation
                    ---------------------------------------
shall indemnify any director or officer of the Corporation who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) arising out of, or in connection with, any actual or alleged act or omission or by reason of the fact that he or she is or was a director or officer of the Corporation (as used herein, the phrase "director or officer of the Corporation" shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 14.2.   Officers and Directors - Derivative Actions. The Corporation
                    -------------------------------------------
shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the director or officer of the Corporation has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

    Section 14.3.   Employees and Agents. The Corporation may, to the extent
                    --------------------
permitted by the 1988 BCL, indemnify any employee or agent of the Corporation (as used in this Article, the phrase "employee or agent of the Corporation" shall mean any person who is or was an employee or agent of the Corporation, other than a director or officer of the Corporation, or is or was serving at the request of the Corporation as such an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation; provided that he or she has met the applicable standard of conduct set forth in Sections 14.1 and 14.2, subject to the limitations set forth in Section 14.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor.

    Section 14.4.   Mandatory Indemnification. To the extent that a director or
                    -------------------------
officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 14.1, 14.2 or 14.3 of this Article XIV, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Section 14.5.   Advancing Expenses. Expenses (including attorneys' fees)
                    ------------------
incurred by an officer or director of the Corporation or an employee or agent of the Corporation in defending any action, suit or proceeding referred to in this
Article XIV may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article XIV.

    Section 14.6.   Procedure.
                    ---------

                    (a) Unless ordered by a court, any indemnification under
Section 14.1, 14.2 or 14.3 of this Article XIV or advancement of expenses under
Section 14.5 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 14.1, 14.2 or 14.3.

                    (b) Expenses shall be advanced by the Corporation to a director or officer upon a determination that such person has met the applicable standard of conduct set forth in Section 14.1 or 14.2 of this Article and has satisfied the terms set forth in Section 14.5 of this Article.

                    (c) Expenses may be advanced to an employee or agent of the Corporation upon a determination that such employee or agent has satisfied the terms of Section 14.3 and 14.5 of this Article and, in view of all the circumstances of the case, such person is fairly and reasonably entitled to advancement of expenses.

                    (d) All determinations under this Section 14.6 shall be made:

                        (1) With respect to indemnification under Section 14.3 and advancement of expenses under Section 14.6(c), by the Board by a majority vote.

                        (2) With respect to indemnification under Section 14.1 or 14.2 and advancement of expenses under Section 14.6(b),

                           (A) By the Board by a majority vote of a quorum
consisting of directors who were not parties to such action or proceeding, or

                           (B) If such a quorum is not obtainable, or, if
obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                           (C) By the shareholders.

    Section 14.7.   Nonexclusivity of Indemnification.
                    ---------------------------------

                    (a) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office.
Section 1728 (relating to interested directors; quorum) of the 1988 BCL shall be applicable to any Bylaw, contract or transaction authorized by the directors under this Section 14.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article XIV or otherwise.

                    (b) Indemnification pursuant to Section 14.7(a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                    (c) Indemnification pursuant to Section 14.7(a) under any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 14.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

    Section 14.8.   Insurance. The Corporation shall have power to purchase and
                    ---------
maintain insurance on behalf of any person who is or was a director or officer of the Corporation, employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article XIV or otherwise.

    Section 14.9.   Past Officers and Directors. The indemnification and
                    ---------------------------
advancement of expenses provided by, or granted pursuant to, this Article XIV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

    Section 14.10.  Surviving or New Corporations. References to "the
                    -----------------------------
Corporation" in this Article XIV include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article XIV with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

    Section 14.11.       Employee Benefit Plans.
                         ----------------------

                         (a) References in this Article XIV to "other
enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director; officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

                         (b) Excise taxes assessed on a person with respect to
an employee benefit plan pursuant to applicable law shall be deemed "fines." Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.